                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-12

                              PARK NATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                            PARK NATIONAL CORPORATION
                              50 North Third Street
                              Post Office Box 3500
                             Newark, Ohio 43058-3500
                                 (740) 349-8451

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 21, 2003

                            -------------------------



To the shareholders of
Park National Corporation:                                        March 14, 2003

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Park National Corporation ("Park") will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, on April 21, 2003, at 2:00 p.m., local time, for the following purposes:

     1.   To elect four directors to serve for terms of three years each.

     2. To transact any other business which properly comes before the annual meeting or any adjournment.

     Only shareholders of record at the close of business on February 21, 2003, will be entitled to receive notice of and vote at the annual meeting and any adjournment.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. THE VOTE OF EACH SHAREHOLDER IS IMPORTANT, WHATEVER THE NUMBER OF COMMON SHARES HELD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID, RETURN-ADDRESSED ENVELOPE. SHOULD YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF YOUR PROXY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 OF THE PROXY CARD AS DIRECTORS OF PARK.


                                      By Order of the Board of Directors,


                                      /s/ David L. Trautman

                                      David L. Trautman, Secretary

                            PARK NATIONAL CORPORATION
                              50 NORTH THIRD STREET
                              POST OFFICE BOX 3500
                             NEWARK, OHIO 43058-3500
                                 (740) 349-8451


                                 PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being sent or given to shareholders of Park National Corporation ("Park") on or about March 14, 2003, in connection with the solicitation of proxies by the Board of Directors of Park for use at the annual meeting of shareholders called to be held on Monday, April 21, 2003, or any adjournment. The annual meeting will be held at 2:00 p.m., local time, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio.

     A proxy card for use at the annual meeting accompanies this proxy statement. You may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided. Without affecting any vote previously taken, you may revoke your proxy at any time before it is actually voted at the annual meeting by giving written notice of revocation to the Secretary of Park, at the address shown on the cover page of this proxy statement; by executing and returning a later-dated proxy card which is received by Park prior to the annual meeting; or by attending the annual meeting and giving notice of revocation in person (but only if you are a registered shareholder). ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

     Shareholders holding common shares in "street name" with a broker, financial institution or other holder of record may be eligible to appoint their proxy electronically via the Internet or telephonically. Such shareholders should review the information provided to them by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions.

     Only shareholders of record at the close of business on February 21, 2003, are entitled to receive notice of and vote at the annual meeting and any adjournment. At the close of business on the record date, 13,781,447 common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to the shareholders at the annual meeting. A quorum for the annual meeting is a majority of the outstanding common shares.

     If written notice is given by any shareholder to the President, a Vice President or the Secretary of Park before 2:00 p.m. on April 19, 2003, that the shareholder desires cumulative voting for the election of directors, and if an announcement of the giving of that notice is made upon the convening of the annual meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder giving the notice, you will have the right to cumulate your voting power in voting for directors. If cumulative voting is invoked, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by you, and will be entitled to distribute your votes among the candidates as you see fit. If cumulative voting is requested, as described above, the enclosed proxy card would grant discretionary authority to the proxy holders named in the proxy card to cumulate votes and to distribute the votes among the candidates.

     Park will bear the costs of preparing, printing and mailing this proxy statement, the accompanying proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the board of directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of Park and its subsidiaries by further mailing, telephone, facsimile or personal contact. Park will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to and obtaining proxies from the beneficial owners of common shares entitled to vote at the annual meeting.

     If you are a participant in the Park National Corporation Employees Stock Ownership Plan (formerly the Park National Corporation Employees Voluntary Salary Deferral Plan and Trust) (the "Park ESOP") and common shares have been allocated to your account in the Park ESOP, you will be entitled to instruct the trustee of the Park ESOP how to vote those common shares. You may receive your proxy card separately. If no instructions are given by you to the trustee of the Park ESOP, the trustee will vote the common shares pro rata in accordance with the instructions received from other participants in the Park ESOP who have voted.

     The Annual Report to Shareholders for the fiscal year ended December 31, 2002 is being delivered with this proxy statement.

                         PRINCIPAL SHAREHOLDERS OF PARK

     The following table furnishes information regarding the beneficial ownership of common shares, as of February 21, 2003, for each of the current directors, each of the nominees for re-election as a director, each of the individuals named in the Summary Compensation Table on page 17, all current directors and executive officers as a group and each person known to Park to beneficially own more than 5% of the outstanding common shares.

                                                   Amount and Nature of Beneficial Ownership (1)
                                     ------------------------------------------------------------------------
                                                             Common Shares Which
                                                            Can Be Acquired Upon
Name of Beneficial                                            Exercise of Options                    Percent
Owner or Number of                   Common Shares                Exercisable                        of Class
of Persons in Group                  Presently Held             Within 60 Days        Total            (2)
-------------------                  --------------         ---------------------    ---------       --------
Trust departments of bank             2,322,880(3)                     0             2,322,880         16.9%
    subsidiaries of Park
c/o The Park National
    Bank, Trust Department
50 North Third Street
Newark, OH  43055 (3)

Maureen Buchwald                          4,134(4)                 1,303                 5,437         (5)
James J. Cullers                          7,057(6)                   651                 7,708         (5)
C. Daniel DeLawder (7)                   94,846(8)(9)              6,017               100,863         (5)
Harry O. Egger (7)                       40,594(10)                3,440                44,034         (5)
D. C. Fanello                             5,419(11)                    0                 5,419         (5)
R. William Geyer                          6,032(12)                    0                 6,032         (5)
Howard E. LeFevre                        58,939(9)(13)                 0                58,939         (5)
William T. McConnell (7)                195,490(9)(14)                 0               195,490        1.4%

                                                             Common Shares Which
                                                            Can Be Acquired Upon
Name of Beneficial                                            Exercise of Options                    Percent
Owner or Number of                   Common Shares               Exercisable                        of Class
of Persons in Group                  Presently Held             Within 60 Days        Total            (2)
-------------------                  --------------         ---------------------    ---------       --------

John J. O'Neill                         156,331(9)(15)                 0               156,331        1.1%
William A. Phillips                      10,369(16)                    0                10,369         (5)
J. Gilbert Reese                        434,256(9)(17)                 0               434,256        3.2%
Rick R. Taylor                            2,373(18)                    0                 2,373         (5)
John W. Kozak (7)                        20,035(19)                6,062                26,097         (5)
David L. Trautman (7)                    38,736(20)                6,518                45,254         (5)
David C. Bowers (21)                     36,201(22)                  310                36,511         (5)

All current executive officers
and directors as a group              1,074,611(23)               23,991             1,098,602        8.0%
(14 persons)

----------------

     (1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded down to the nearest whole common share.

     (2) The percent of class is based on 13,781,447 common shares outstanding and entitled to vote on February 21, 2003, and the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days after February 21, 2003.

     (3) The trust departments of certain bank subsidiaries of Park, as the fiduciaries of various agency, trust and estate accounts, hold an aggregate of 2,322,880 common shares. The trust department of The Park National Bank ("Park National Bank") holds 1,773,093 common shares (12.9% of the outstanding common shares), including 30,008 common shares with no voting or investment power; 454,767 common shares with investment but no voting power; 253,532 common shares with voting but no investment power; and 1,034,786 common shares with voting and investment power. The trust department of Century National Bank holds 24,300 common shares (0.18% of the outstanding common shares), including 758 common shares with no voting or investment power; 1,424 common shares with voting but no investment power; and 22,118 common shares with voting and investment power. The trust department of The First-Knox National Bank of Mount Vernon ("First-Knox National Bank") holds 146,143 common shares (1.1% of the outstanding common shares), including 59,400 common shares with no voting or investment power; 5,318 common shares with voting but no investment power; and 81,425 common shares with voting and investment power. The trust department of The Richland Trust Company ("Richland Trust Company") holds 13,800 common shares (0.1% of the outstanding common shares), including 5,840 common shares with no voting or investment power; and 7,960 common shares with investment but no voting power. The trust department of The Security National Bank and Trust Co. ("Security National Bank") holds 356,688 common shares (2.6% of the outstanding common shares), including 74,796 common shares with no voting or investment power; 8,646 common shares with investment but no voting power; 55,746 common shares with voting but no investment power; and 217,500 common shares with voting and investment power. The trust department of

Second National Bank holds 8,856 common shares (0.06% of the outstanding common shares), including 2,415 common shares with voting but no investment power; and 6,441 common shares with voting and investment power. The officers and directors of each bank subsidiary and of Park disclaim beneficial ownership of the common shares beneficially owned by the trust department of the bank subsidiary.

     (4) The number shown includes 2,000 common shares held jointly by Mrs. Buchwald and her husband, as to which she shares voting and investment power.

     (5)  Represents ownership of less than 1% of the outstanding common shares.

     (6) The number shown includes 653 common shares held by Mr. Cullers' wife as to which she has sole voting and investment power; 4,132 common shares held in a profit sharing trust with the trust department of First-Knox National Bank as to which the trust department of First-Knox National Bank has voting power and Mr. Cullers has investment power; 174 common shares held by Mr. Cullers as custodian for his grandchildren; and 92 common shares held by Mr. Cullers' wife as custodian for their grandchildren as to which she has sole voting and investment power.

     (7)  Executive officer of Park.

     (8) The number shown includes 38,165 common shares held by the wife of Mr. DeLawder as to which she has sole voting and investment power; 1,694 common shares held by Mr. DeLawder's son as to which Mr. DeLawder shares voting and investment power; and 7,797 common shares held for the account of Mr. DeLawder in the Park ESOP.

     (9) The number shown does not include 20,236 common shares owned by the Newark Campus Development Fund, an Ohio not for profit corporation, of which the following directors of Park serve as officers and/or trustees: Messrs. DeLawder, LeFevre, McConnell, O'Neill and Reese. None of these individuals has the power to vote or dispose of these common shares without the consent of a majority of the Newark Campus Development Fund's eleven-member board of trustees and, therefore, each disclaims beneficial ownership of these common shares.

     (10) The number shown includes 17,213 common shares held by the wife of Mr. Egger as to which she has sole voting and investment power; and 4,928 common shares held for the account of Mr. Egger in the Park ESOP.

     (11) The number shown includes 2,499 common shares held in a grantor trust created by Mr. Fanello for which Richland Trust Company's trust department serves as trustee as to which Mr. Fanello has voting power and the trust department of Richland Trust Company has investment power with his approval; and 2,920 common shares held in a grantor trust established for the benefit of the wife of Mr. Fanello, for which Richland Trust Company's trust department serves as trustee as to which the wife of Mr. Fanello has voting power and the trust department of Richland Trust Company has investment power with her approval.

     (12) The number shown includes 613 common shares held by the wife of Mr. Geyer as to which she has sole voting and investment power; and an aggregate of 3,335 common shares held in two individual retirement accounts for which the trust department of Century National Bank serves as trustee and has voting and investment power.

     (13) The number shown includes 48,439 common shares held in a grantor trust created by Mr. LeFevre for which Park National Bank's trust department serves as trustee and has voting and investment power; and 10,500 common shares held in a custodial account with the trust department of Park National Bank for Freight Service, Inc. as to which Mr. LeFevre has investment power and the trust department of Park National Bank has voting power.

     (14) The number shown includes 70,444 common shares held by the wife of Mr. McConnell as to which she has sole voting and investment power; 16,170 common shares held in an inter vivos irrevocable trust established by Mr. McConnell as to which Park National Bank's trust department serves as trustee and has voting and investment power; and 4,546 common shares held for the account of Mr. McConnell in the Park ESOP. The number shown also includes 1,100 common shares held by The McConnell Foundation, an Ohio not for profit corporation as to which Mr. McConnell, his wife, his two adult children and one other individual serve as trustees. Mr. McConnell shares voting and investment power as to these 1,100 common shares with the other four trustees but disclaims beneficial ownership with respect to them.

     (15) The number shown includes 144,802 common shares held by O'Neill Investments LLC, an Ohio limited liability company as to which Mr. O'Neill is one of two managing members as well as a non-managing member. Mr. O'Neill shares voting and investment power with respect to these common shares with his adult son, the other managing member.

     (16) The number shown includes 1,511 common shares held for the account of Mr. Phillips in the Park ESOP; 1,420 common shares held in an individual retirement account for which the trust department of Century National Bank serves as trustee and has voting and investment power; and 3,675 common shares held by Mr. Phillips' wife as to which she has sole voting and investment power.

     (17) The number shown includes 53,676 common shares held by the wife of Mr. Reese as to which she has sole voting and investment power; and 1,500 common shares held in a grantor trust created by Mr. Reese for which Park National Bank's trust department serves as trustee as to which Mr. Reese has voting and investment power. The number shown does not include 21,000 common shares held by the Gilbert Reese Family Foundation, an Ohio not for profit corporation managed by Mr. Reese's wife and two adult children. Mr. Reese has no voting or investment power with respect to the common shares held by the Reese Family Foundation and disclaims beneficial ownership of those common shares.

     (18) The number shown includes 2,373 common shares held in a managing agency with the trust department of Richland Trust Company as to which Mr. Taylor has voting power and the trust department of Richland Trust Company has investment power.

     (19) The number shown includes 1,949 common shares held for the account of Mr. Kozak in the Park ESOP. The number shown does not include common shares held by the adult children of Mr. Kozak as to which he has no voting or investment power.

     (20) The number shown includes 12,600 common shares held by the wife of Mr. Trautman as to which she has sole voting and investment power; 783 common shares held in a rollover plan as to which Mr. Trautman's wife has sole voting and investment power; and 4,121 common shares held for the account of Mr. Trautman in the Park ESOP.

     (21) Mr. Bowers retired from his position as an executive officer of Park effective July 22, 2002.

     (22) The number shown includes 5,277 common shares held for the account of Mr. Bowers in the Park ESOP; and 2,921 common shares held by Mr. Bowers' wife as to which she exercises sole voting and investment power.

     (23) See Notes (4), (6) and (8) through (20) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To Park's knowledge, based solely on a review of reports furnished to Park and written representations that no other reports were required, during the 2002 fiscal year, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of Park under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with, except: (a) Maureen Buchwald filed late two Forms 4, one reporting one purchase of common shares on January 17, 2002 and one reporting one purchase of common shares on July 28, 2002; (b) James J. Cullers filed late one Form 4 reporting one sale of common shares on April 25, 2002; (c) Harry O. Egger filed late one Form 4 reporting two purchases of common shares on October 21, 2002; (d) Howard
E. LeFevre filed late one Form 4 reporting purchases of common shares on behalf of a custodial account for Freight Service, Inc. at twelve different purchase prices on June 27 and 28, 2002; and (e) John W. Kozak filed late the Form 3 reporting that he had been named as an executive officer on July 22, 2002.

                              ELECTION OF DIRECTORS

     There are currently twelve individuals serving as members of the Board of Directors - four in the class whose terms expire at the 2003 Annual Meeting, four in the class whose terms expire in 2004 and four in the class whose terms expire in 2005. John L. Warner, who had served as a director of Park since 1987, passed away on May 22, 2002. James A. McElroy, who had served as a director of Park since 1997, retired as a director of Park effective January 1, 2003. As permitted under Section 2.02 of Park's regulations, the Board of Directors has reduced the number of directors to twelve to reflect the number currently serving.

     The Board of Directors proposes that the four nominees identified below be elected for a new term of three years. Each individual elected as a director will hold office for a term of three years and until his successor is elected and qualified, or until his earlier resignation, removal from office or death. Common shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board of Directors' nominees unless authority to vote for one or more nominees is withheld. If a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named below will not serve if re-elected.

     The following information, as of February 21, 2003, concerning the age, principal occupation or employment, other affiliations and business experience of each nominee for re-election as a director has been furnished to Park by each director. Unless otherwise indicated, each individual has had his principal occupation for more than five years.

                                              Position(s) Held
                                              with Park and its                Director of Park
                                           Principal Subsidiaries                Continuously          Nominee For
Nominee                   Age            and Principal Occupation(s)                 Since          Term Expiring In
-------                   ---            ---------------------------           ----------------     ----------------

James J. Cullers           72      Of counsel to Zelkowitz, Barry &                  1997                 2006
                                   Cullers, Attorneys at Law, Mount Vernon,
                                   Ohio; Director of First-Knox National
                                   Bank

R. William Geyer           71      Partner in Kincaid, Taylor and Geyer,             1992                 2006
                                   Attorneys at Law, Zanesville, Ohio;
                                   Director of Century National Bank

William T. McConnell       69      Chairman of the Board since 1994, Chief           1986                 2006
                                   Executive Officer from 1986 to 1999, and
                                   President from 1986 to 1994, of Park;
                                   Chairman of the Board since 1993, Chief
                                   Executive Officer from 1983 to 1999,
                                   President from 1979 to 1993, and
                                   Director of Park National Bank.

William A. Phillips        70      Chairman of the Board since 1986, Chief           1990                 2006
                                   Executive Officer from 1986 to 1998, and
                                   Director of Century National Bank

     The following information, as of February 21, 2003, concerning the age, principal occupation or employment, other affiliations and business experience of the continuing directors of Park has been furnished to Park by each director. Unless otherwise indicated, each individual has had his or her principal occupation for more than five years.

                                              Position(s) Held
                                              with Park and its               Director of Park
                                           Principal Subsidiaries               Continuously
Name                      Age            and Principal Occupation(s)                Since          Term Expires In
----                      ---            ---------------------------          ----------------     ---------------

Maureen Buchwald           71      Owner and Operator of Glen Hill                   1997                2004
                                   Orchards, Mount Vernon, Ohio, (apple
                                   orchards); Director of First-Knox
                                   National Bank

D. C. Fanello              81      Vice Chairman and Founder of Shiloh               1990                2004
                                   Corporation, Mansfield, Ohio
                                   (stamping/blanking); Director of
                                   Richland Trust Company; Director of
                                   Rouge Steel Company

                                              Position(s) Held
                                              with Park and its               Director of Park
                                           Principal Subsidiaries               Continuously
Name                      Age            and Principal Occupation(s)                Since          Term Expires In
----                      ---            ---------------------------          ----------------     ---------------


J. Gilbert Reese           77      Senior Partner in Reese, Pyle, Drake &            1987                2004
                                   Meyer, P.L.L., Attorneys at Law, Newark,
                                   Ohio; Chairman Emeritus of the Board of
                                   First Federal Savings and Loan
                                   Association of Newark, Newark, Ohio;
                                   Director of Park National Bank

Rick R. Taylor             55      President of Jay Industries, Inc.,                1998                2004
                                   Mansfield, Ohio (plastic and metal parts
                                   manufacturer); President of Longview
                                   Steel, Mansfield, Ohio (steel
                                   wholesaler); Director of Richland Trust
                                   Company

C. Daniel DeLawder         53      Chief Executive Officer since January             1994                2005
                                   1999, and President since 1994, of Park;
                                   Chief Executive Officer since January
                                   1999, President since 1993, Executive
                                   Vice President from 1992 to 1993, and
                                   Director of Park National Bank; Chairman
                                   of Advisory Board since 1989, and
                                   President from 1985 to 1992, of the
                                   Fairfield National Division of Park
                                   National Bank; Director of Richland
                                   Trust Company; Director of Second
                                   National Bank

Harry O. Egger             63      Vice Chairman of the Board of Park since          2001                2005
                                   March 2001; Chairman of the Board and
                                   Chief Executive Officer since 1997,
                                   President from 1981 to 1997, and
                                   Director of Security National Bank since
                                   1997; Chairman of the Board, President
                                   and Chief Executive Officer of Security
                                   Banc Corporation from 1997 to March 2001
                                   (1)

Howard E. LeFevre          95      Chairman of the Board of Freight                  1987                2005
                                   Service, Inc., Newark, Ohio (leasing and
                                   warehousing); Director of Park National
                                   Bank

                                              Position(s) Held
                                              with Park and its               Director of Park
                                           Principal Subsidiaries               Continuously
Name                      Age            and Principal Occupation(s)                Since          Term Expires In
----                      ---            ---------------------------          ----------------     ---------------

John J. O'Neill            82      Chairman/Director of Southgate                    1987                2005
                                   Corporation, Newark, Ohio (real estate
                                   development and management); Director of
                                   Park National Bank

-----------------

(1) In connection with the merger of Security Banc Corporation, an Ohio bank holding company ("Security"), into Park effective March 23, 2001, Mr. Egger became Vice Chairman of the Board and a director of Park as contemplated under the Agreement and Plan of Merger, dated as of November 20, 2000, between Security and Park (the "Security Merger Agreement").

NOMINATION PROCEDURE

     Park shareholders desiring to nominate candidates for election as directors must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered or mailed to the President of Park. Under Park's regulations, a shareholder must deliver or mail the director nomination not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to shareholders, the nomination must be mailed or delivered to Park's President not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Each shareholder nomination must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of common shares that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of common shares beneficially owned by the notifying shareholder. Nominations for the 2003 annual meeting must be received by April 7, 2003.

RECOMMENDATION AND VOTE

     Under Ohio law and Park's regulations, the four nominees receiving the greatest number of votes will be elected.

     Common shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board of Directors' nominees named above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided on the proxy card, withhold the authority to vote for one or more nominees. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during the 2002 fiscal year. The Board of Directors has three standing committees: the Audit Committee, the Executive Committee and the Investment Committee. Each incumbent director attended 75% or more of the aggregate of the number of meetings held by the Board of Directors and the number of meetings held by all committees of the Board of Directors on which he or she served, except for D. C. Fanello who attended 50%, J. Gilbert Reese who attended 58.3% and Rick R. Taylor who attended 57.1%.

     The Board of Directors has an Audit Committee comprised of Maureen Buchwald, James J. Cullers (since April 15, 2002), R. William Geyer (chairman) and Howard E. LeFevre. The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the "Audit Committee Charter"). The Audit Committee periodically reviews and reassesses the Audit Committee Charter and, at least annually, obtains the Board of Directors' approval of the Audit Committee Charter. The Board of Directors is in the process of reviewing the Audit Committee Charter in light of the requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") implementing the Sarbanes-Oxley Act as well as rules proposed by the American Stock Exchange ("AMEX") relating to corporate governance matters. The Board of Directors intends to adopt a revised Audit Committee Charter that complies with the SEC's rules and regulations implementing the Sarbanes-Oxley Act and the proposed AMEX rules once those rules have been finalized. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its financial and accounting oversight functions. Specifically, the Audit Committee, on behalf of the Board, monitors and evaluates Park's consolidated financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the independence and objectivity of the independent auditors, the annual independent audit of Park's consolidated financial statements and the legal compliance and ethics programs established by management and the Board of Directors. The Audit Committee also provides an avenue for communication among the internal auditors, the independent auditors and the Board of Directors. The Audit Committee makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of independent auditors. The Audit Committee met five times during the 2002 fiscal year. The Audit Committee's report relating to the 2002 fiscal year begins at page 27. As contemplated by the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, the Audit Committee will assume direct responsibility for the appointment, compensation, retention and oversight of Park's independent auditors in accordance with the time table set forth by the SEC. The Audit Committee will also approve all significant non-audit engagements of the independent auditors.

     Each of Ms. Buchwald and Messrs. Cullers and LeFevre qualifies as independent under Section 121(A) of the AMEX listing standards as currently in effect. Mr. Geyer is a partner in the law firm of Kincaid, Taylor and Geyer which renders legal services to Century National Bank. Approximately 75% of the legal services rendered involves performing title examinations in connection with residential mortgage loans. Due to very low interest rates throughout 2002, residential mortgage loan volume at Century National Bank and Park's other affiliate banks was at record volumes. Accordingly, the fees paid by Century National Bank during the 2002 fiscal year to the law firm of Kincaid, Taylor and Geyer were $287,351, representing more than 5% of the law firm's consolidated gross revenues for its last full fiscal year. The Board of Directors believes that Mr. Geyer's experience as Chairman of the Audit Committee since April 1998, and a member of the Audit Committee since 1992, has been and continues to be instrumental to the conduct of business by the Audit Committee. However, as noted above, Park is evaluating the changes in corporate governance matters required by the SEC's rules and regulations implementing the Sarbanes-Oxley Act and the proposed AMEX rules and will re-evaluate the composition of the Audit Committee in light of the requirements of those rules once adopted.

     The Board of Directors has an Executive Committee comprised of C. Daniel DeLawder, Harry O. Egger, Howard E. LeFevre, William T. McConnell (chairman), John J. O'Neill and J. Gilbert Reese. John L. Warner also served as a member of the Executive Committee until his death. The Executive Committee may exercise, to the fullest extent permitted by law and not delegated to another committee of the Board of Directors, all of the powers and authority granted to the Board. The Executive Committee reviews and approves large loans as well as major capital expenditures proposed to be made by Park's bank subsidiaries. The Executive Committee also performs the functions of a compensation committee. The Executive Committee reviews and recommends for approval by the Board of Directors compensation and benefit plans for officers of Park, supervises the operation of Park's compensation plans and selects those eligible employees who may participate in each plan (where selection is required). The Executive Committee met eight times during the 2002 fiscal year. The Executive Committee's report on executive compensation for the 2002 fiscal year begins at page 13.

     The Board of Directors has an Investment Committee comprised of C. Daniel DeLawder, Harry O. Egger, William T. McConnell, John J. O'Neill and Rick R. Taylor. John L. Warner also served on the Investment Committee until his death. The Investment Committee reviews the activity in the investment portfolio of Park and its subsidiary banks, monitors compliance with Park's investment policy and assists management with the development of investment strategies. The Investment Committee met three times during the 2002 fiscal year.

     The Board of Directors does not have a standing nominating committee or committee performing similar functions. The full Board of Directors currently selects the nominees for election as directors.

     The Board of Directors is in the process of reviewing the rules proposed by AMEX relating to audit, compensation and nominating committees and intends to take appropriate action to comply with the AMEX rules as well as the SEC's rules and regulations implementing the Sarbanes-Oxley Act once finalized. In addition, the Board of Directors is in the process of reviewing the code of ethics in light of the requirements of the SEC's rules and regulations implementing the Sarbanes-Oxley Act and the proposed AMEX rules relating to the adoption of a code of ethics and compliance program.

COMPENSATION OF DIRECTORS

     Each director of Park who is not an employee of Park or one of its subsidiaries receives as fees an annual retainer in the form of 100 common shares, $750 for each meeting of the Board of Directors of Park attended and $250 for each meeting of a committee of the Board of Directors attended. Effective April 15, 2002, the fee for attendance at a Board committee meeting was increased from $200 to $250. If the date of a meeting of the Board of Directors is changed from that provided for by resolution of the Board of Directors and a non-employee director is unable to attend the rescheduled meeting, he or she receives $750 as though he or she had attended the meeting.

     Each non-employee director of Park serves on the board of directors of one of Park's bank subsidiaries and receives an annual retainer in the form of 50 common shares for such service as well as fees for attendance at meetings of the board of directors of the appropriate Park bank subsidiary (and committees of that board). The following table summarizes the aggregate amount of fees paid in cash to each incumbent non-employee director of Park for attendance at meetings of the board of directors of the Park bank subsidiary (and committees of that board) on which he or she served during the 2002 fiscal year:

                          Aggregate                               Aggregate
                      Park Subsidiary                           Park Subsidiary
Name                    Meeting Fees              Name          Meeting Fees
----                  ---------------             ----          ---------------

Maureen Buchwald           $6,600          Howard E. LeFevre        $5,100
James J. Cullers           $5,600          John J. O'Neill          $4,250
D. C. Fanello              $3,450          J. Gilbert Reese         $4,500
R. William Geyer           $6,275          Rick R. Taylor           $5,000

In addition, James A. McElroy, who retired as a director of Park effective January 1, 2003, received an aggregate amount of $4,400 in cash for attendance at meetings of the board of directors of First-Knox National Bank (and committees of that board) held during the 2002 fiscal year.

     Messrs. DeLawder, Egger, McConnell and Phillips receive no compensation for serving as members of the Board of Directors of Park or of any subsidiary of Park since they are employee directors.

     The Park bank subsidiaries maintain split-dollar life insurance policies on behalf of those Park directors who are not executive officers of Park or one of its subsidiaries, in their respective capacities as directors of a Park bank subsidiary. The Park bank subsidiary for which such an individual also serves as a director will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. The director has the right to designate the beneficiary to whom his or her share of the proceeds under the policy ($100,000) is to be paid. A director becomes fully vested under his or her policy after three years of service.

     Park National Bank maintains split-dollar life insurance policies on behalf of Messrs. McConnell and DeLawder, in their respective capacities as executive officers. Park National Bank will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Each of Messrs. McConnell and DeLawder has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately two times his highest annual total compensation during his employment with Park National Bank) is to be paid. Each policy remains in effect following the covered individual's retirement as long as specified conditions are satisfied.

     Security National Bank maintains a split-dollar life insurance policy on behalf of Mr. Egger, in his capacity as an executive officer of Security National Bank. Security National Bank will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Mr. Egger has the right to designate the beneficiary to whom his share of proceeds under the policy (approximately three and one-half times his total compensation from Security National Bank for the most recently completed calendar year) is to be paid. Mr. Egger's policy remains in effect following his retirement as long as specified conditions are satisfied.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Committee of Park's Board of Directors also performs the functions of a compensation committee. William T. McConnell, who is Chairman of the Board of Park and of Park National Bank, serves as a member of the Executive Committee. C. Daniel DeLawder, who is Chief Executive Officer and President of Park and of Park National Bank, also serves as a member of the Executive Committee. Harry O. Egger, who is Vice Chairman of the Board of Park and Chairman of the Board and Chief Executive Officer of Security National Bank, also serves as a member of the Executive Committee.

     Mr. McConnell sits on the board of directors of Freight Service, Inc. but not on its compensation committee. Howard E. LeFevre, Chairman of the Board and a director of Freight Service, Inc., serves as a member of the Executive Committee of Park's Board of Directors.

     J. Gilbert Reese, who is senior partner in the law firm of Reese, Pyle, Drake & Meyer, P.L.L. which rendered legal services to Park National Bank during the 2002 fiscal year and continues to do so, is a member of the Executive Committee.

           REPORT OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

OVERALL PHILOSOPHY AND ADMINISTRATION

     The executive officers of Park receive no compensation directly from Park. Instead, William T. McConnell, C. Daniel DeLawder, David C. Bowers, David L. Trautman and John W. Kozak are paid by Park National Bank for services rendered in their capacities as executive officers of Park and Park National Bank and Harry O. Egger is paid by Security National Bank for services rendered in his capacity as an executive officer of Park and Security National Bank.

     The Board of Directors of Park has a six-member Executive Committee, comprised of three outside directors and Messrs. McConnell, DeLawder and Egger. One function of the Executive Committee is to review and recommend officer compensation levels and Park benefit plans and to forecast future personnel needs of Park. During the 2002 fiscal year, no decisions of the Executive Committee were modified or rejected in any material way by the boards of directors of Park National Bank, Security National Bank or Park. Messrs. McConnell, DeLawder and Egger do not vote on any matters with respect to their own compensation.

     Park's compensation philosophy reflects a commitment to pay for performance. The compensation program for all officers, including executive officers, consists of three primary elements - a base salary component, an incentive bonus component and a stock option component. The combination of base salary and incentive bonus is designed to tie compensation levels to overall performance by Park and its subsidiaries and individual performance of the executive officers. Park's cash compensation philosophy reflects a significant part of total executive cash compensation to be "at risk" in the form of an incentive bonus based on the performance of Park and its subsidiaries. The ratio of the incentive bonus to total cash compensation for the 2002 fiscal year was 65.7% for Mr. DeLawder, 58.4% for Mr. Egger, 39.6% for Mr. Bowers, 56.8% for Mr. Trautman and 56.9% for Mr. Kozak. Mr. Bower's lower ratio of incentive bonus to total cash compensation reflects the reduced incentive bonus he received as his level of responsibilities lessened prior to his retirement as an executive officer of both Park and Park National Bank. Mr. McConnell does not participate in the incentive bonus plan.

     Park believes that it is also important to provide compensation which serves to incentivize long-term corporate financial performance. In that regard, the Board of Directors of Park adopted, and the shareholders of Park approved, the Park National Corporation 1995 Incentive Stock Option Plan (as amended, the "1995 Plan"). Under the 1995 Plan, officers and other key employees of Park and its subsidiaries are selected by the Executive Committee to receive incentive stock options ("ISOs"), each of which has an exercise price equal to 100% of the fair market value of Park's common shares on the date of grant. If there is no appreciation in the market value of the common shares, the ISOs will be valueless. Thus, in contrast to base salary and incentive bonus, option grants are tied directly to the price performance of the common shares of Park. At the time of exercise of an ISO (other than an exercise following death, disability or normal retirement), the optionee must enter into an agreement with Park providing that the common shares acquired upon exercise may not be sold or otherwise disposed of to any person other than Park for a period of five years after the exercise date. This provides a further shared interest by the optionees and the shareholders of Park in the price performance of the common shares.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), prohibits a publicly-held corporation, such as Park, from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid for a given year to the chief executive officer and the four other most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1,000,000 compensation deduction limitation does not apply to "performance-based compensation." None of Park's executive officers received more than $1,000,000 of compensation from Park and its subsidiaries for the 2002 fiscal year.

     Park does not have a policy that requires all compensation payable in 2002 and thereafter to the covered executive officers to be deductible under Section 162(m). Park has not attempted to revise the incentive bonus plan or the 1995 Plan to satisfy the "performance-based compensation" exceptions but may, in the future, consider doing so if compensation paid thereunder would otherwise not be deductible under Section 162(m) and such provisions would not distort or discourage the existing incentives for performance that enhance the value of Park and its subsidiaries. In all cases, however, Park will continue to carefully consider the net cost and value to Park of its compensation policies. None of Park's executive officers received more than $1,000,000 of compensation from Park and its subsidiaries for the 2002 fiscal year.

BASE SALARY

     The base salaries for the 2002 fiscal year reported in this proxy statement for Messrs. McConnell, DeLawder, Egger, Bowers, Trautman and Kozak were determined by the Executive Committee in December 2001. The actual base salary received by each of Messrs. McConnell, DeLawder, Egger, Bowers, Trautman and Kozak was determined by the Executive Committee based upon a subjective evaluation of the individual's responsibilities and contributions and Park's strong 2001 financial results. While these factors have a general influence on the determination of the amount of base salary to be paid to each executive officer, no specific weighting is given to any of these factors and the relevance of each factor varies from individual to individual. As discussed below under "INCENTIVE BONUS," Mr. DeLawder receives a fixed percentage of the amount available for incentive compensation under Park's incentive bonus plan. The Executive Committee determined the approximate amount by which Mr. DeLawder's total cash compensation for 2002 should increase from 2001 and after taking into account the anticipated amount of the increase in incentive compensation Mr. DeLawder would receive under the incentive bonus plan for 2002, set his base salary for 2002.

     The Executive Committee continues to subjectively evaluate the individual responsibilities and contributions of each executive officer when determining salary levels but believes that primary reliance should be placed on the incentive bonus plan for compensation adjustments from year to year.

INCENTIVE BONUS

     The Executive Committee administers Park's incentive bonus plan which enables the officers of Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division), Second National Bank, United Bank, N.A., Security National Bank (both the Security National Division and the Unity National Division), The Citizens National Bank of

Urbana ("Citizens National Bank"), Scope Leasing, Inc. ("Scope Leasing") and Guardian Financial Services Company ("Guardian Finance") to share in any above-average return on equity (net income divided by average equity) which Park and its subsidiaries on a consolidated basis may generate during a fiscal year. In the 2002 fiscal year, all officers of Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division), Second National Bank, United Bank, Security National Bank (both the Security National Division and the Unity National Division), Citizens National Bank, Scope Leasing and Guardian Finance were eligible to participate in the incentive bonus plan. Mr. McConnell elected not to participate in the incentive bonus plan in the 2002 fiscal year as he had also done in the 2001 and 2000 fiscal years.

     Above-average return on equity is defined as the amount by which the net income to average equity ratio of Park and its subsidiaries on a consolidated basis exceeds the median net income to average equity ratio of all U.S. bank holding companies of similar asset size ($3 billion to $10 billion). A formula determines the amount, if any, by which Park's return on equity ratio exceeds the median return on equity ratio of these peer bank holding companies. Twenty percent (20%) of that amount on a before-tax equivalent basis is available for incentive compensation. If Park's return on equity ratio is equal to or less than that of the peer group, no incentive compensation will be available with respect to that year. As President and Chief Executive Officer of Park and Park National Bank, Mr. DeLawder received a fixed percentage of the amount available for incentive compensation as determined by the Board of Directors. After deducting that amount, the remaining amount was distributed to the officers of Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division), Second National Bank, United Bank, Security National Bank (both the Security National Division and the Unity National Division), Citizens National Bank, Scope Leasing and Guardian Finance on the basis of their respective contributions to Park's meeting its short-term and long-term financial goals during the 2002 fiscal year, which contributions were subjectively determined by the Chairman of the Board and the President and Chief Executive Officer of Park and approved by the Executive Committee of the Board of Directors. Recommendations of the presidents of Park's subsidiaries were considered when determining incentive bonus amounts for officers of those subsidiaries. The determination of the amounts of incentive bonus to be paid for a fiscal year and the payment of those amounts are made during the first two quarters of the next fiscal year. Park's return on equity ratio for the 2002 fiscal year exceeded the median return on equity ratio of its peer bank holding companies. Accordingly, as of the date of this proxy statement, pursuant to the formula described above, Mr. DeLawder has been paid $609,730 under the incentive bonus plan for the 2002 fiscal year.

STOCK OPTIONS

     In proposing the 1995 Plan to the Board of Directors for approval in 1995, Mr. McConnell voluntarily elected not to participate in the 1995 Plan. Mr. McConnell then held and continues to hold a substantial number of Park common shares and believes the 1995 Plan is more effective in achieving its goal of long-term ownership among the officers and other key employees of Park and its subsidiaries if the grants made under the 1995 Plan are directed toward high-performing, younger officers who have not yet acquired a significant ownership interest in Park. The Executive Committee has generally granted ISOs based upon this same philosophy.

     During the 2002 fiscal year, the Executive Committee approved the grant of original options covering an aggregate of 140,612 common shares to 443 key employees of Park and its subsidiaries, including the grants made to Messrs. DeLawder, Egger, Trautman and Kozak described in the "GRANTS OF OPTIONS" table. The Executive Committee granted the original options based on its subjective determination of the relative current and future contributions each prospective optionee, including Mr. DeLawder, has made and may make to the long-term welfare of Park and its subsidiaries.

     When an ISO is exercised, the Executive Committee automatically grants a new reload option covering the same number of common shares as were the subject of the exercise. However, an optionee:

     - may not be granted reload options in any one year of the term of the original option as established on the grant date of the original option covering, with respect to all reload options granted in that one year, more than the number of common shares which were subject to the original option on the grant date of the original option; and

     - will be granted a reload option covering only that number of common shares which will allow the reload options and any other outstanding ISOs granted to the optionee under the 1995 Plan to qualify as ISOs under Section 422 of the Internal Revenue Code.

During the 2002 fiscal year, reload options covering an aggregate of 23,764 common shares, including the grants made to Messrs. DeLawder, Bowers and Trautman described in the "GRANTS OF OPTIONS" table, were granted as a result of the exercise of ISOs.

     Each ISO (whether an original option or a reload option) was granted with an exercise price equal to the fair market value of the common shares on the date of grant and had a vesting schedule determined by the Executive Committee which will allow the ISOs to qualify as such under Section 422 of the Internal Revenue Code.

OTHER COMPENSATION

     Park's officers and officers and employees of Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division), Second National Bank, United Bank, Security National Bank (both the Security National Division and the Unity National Division), Citizens National Bank, Scope Leasing and Guardian Finance are encouraged individually and collectively to maintain a significant long-term stock ownership position in Park. This has been fostered not only through the grant of ISOs under the 1995 Plan, but also by the Park ESOP.

     Effective January 1, 2002, the Park National Corporation Employees Voluntary Salary Deferral Plan and Trust was amended and restated, and is now known as the Park ESOP. In addition, effective January 1, 2002, the Security Banc Corporation 401K Retirement Savings Plan was merged into the Park ESOP. The Park ESOP is an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Internal Revenue Code. Employee salary deferral contributions to the Park ESOP, employer matching contributions, and employer discretionary contributions to the Park ESOP are made substantially in the form of Park common shares. Participants in the Park ESOP have the opportunity to instruct the trustee of the Park ESOP as to how to vote the Park common shares held for their benefit under the Park ESOP. Each of Messrs. McConnell, DeLawder, Egger, Bowers, Trautman and Kozak participates in the Park ESOP.

     The Executive Committee adopted the Park National Corporation Supplemental Executive Retirement Plan or "SERP" in December 1996. The SERP currently benefits 29 officers of Park and its subsidiaries, including Messrs. McConnell, DeLawder, Bowers and Kozak. Mr. Egger does not participate in the SERP but is provided with supplemental retirement benefits under the terms of his employment agreement with Security National Bank. Mr. Trautman does not participate in the SERP.

The SERP is a non-qualified benefit plan designed to restore benefits lost due to limitations under the Internal Revenue Code on the amount of compensation covered by and the benefits payable under a defined benefit plan such as the Park National Corporation Defined Benefit Pension Plan. Park has purchased life insurance contracts to fund the SERP. The SERP is designed to provide a monthly retirement benefit of approximately $5,000, $10,500, $5,000 and $500 for Messrs. McConnell, DeLawder, Bowers and Kozak, respectively. These additional benefits are not guaranteed and are dependent upon the earnings from the related life insurance contracts compared to the average yield on three-month Treasury bills. The SERP also provides a life insurance benefit for officers of Park and its subsidiaries participating in the SERP who die before age 86.

SUBMITTED BY THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS:

        William T. McConnell (Chairman)      John J. O'Neill
        C. Daniel DeLawder                   J. Gilbert Reese
        Harry O. Egger                       John L. Warner (until May 22, 2002)
        Howard E. LeFevre


                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table shows, for the last three fiscal years, the cash compensation paid by Park and its subsidiaries, as well as other compensation paid or accrued for those years, to or for the account of each individual who served as an executive officer of Park during the 2002 fiscal year. Dollar amounts have been rounded down to the nearest whole dollar.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                 Compensation
                                                                                 ------------
                                                                                   Awards
                                                                                 ------------
                                                     Annual Compensation         Common Shares
Name and Principal Position                     ----------------------------       Underlying         All Other
During 2002 Fiscal Year                Year     Salary ($)      Bonus ($)(1)     Options (#)(2)    Compensation ($)
-----------------------                ----     ----------      ------------     --------------    ----------------

William T. McConnell                   2002      $104,000        $       0                0           $ 14,197(3)
Chairman of the Board of Park and      2001      $156,000        $       0                0           $ 11,242
   Park National Bank                  2000      $208,000        $       0                0           $ 10,290

C. Daniel DeLawder                     2002      $318,751        $ 609,730            1,130           $  8,408(3)
President and Chief Executive          2001      $350,025        $ 535,802            2,279           $  8,563
   Officer of Park and Park National   2000      $326,014        $ 498,035              508           $  7,933
   Bank

Harry O. Egger                         2002      $202,500(6)     $ 284,000            1,085           $  8,902(5)
Vice Chairman of the Board of Park     2001      $403,000(6)     $  49,620(6)           705           $  8,286
   and Chairman of the Board and       2000            --               --               --                 --
   Chief Executive Officer of
   Security National Bank (4)

                                                                                  Long-Term
                                                                                 Compensation
                                                                                 ------------
                                                                                   Awards
                                                                                 ------------
                                                     Annual Compensation         Common Shares
Name and Principal Position                     ----------------------------       Underlying         All Other
During 2002 Fiscal Year                Year     Salary ($)      Bonus ($)(1)     Options (#)(2)    Compensation ($)
-----------------------                ----     ----------      ------------     --------------    ----------------

David C. Bowers                        2002      $184,000        $ 120,515              704           $  8,990(3)
Secretary of Park and Executive        2001      $184,000        $ 211,799            1,550           $  8,945
   Vice President of Park National     2000      $167,000        $ 187,455              894           $  7,828
   Bank  (7)

David L. Trautman                      2002      $162,500        $ 213,769            1,111           $  5,771(3)
Secretary of Park and Executive        2001      $140,005        $ 163,892            1,740           $  5,724
   Vice President of Park National     2000      $135,000        $ 158,773            1,541           $  5,670
   Bank  (8)

John W. Kozak                          2002      $125,000        $ 165,000            1,085           $  5,858(3)
Chief Financial Officer of Park        2001      $182,000        $ 154,714            1,100           $  5,560
   and Senior Vice President           2000      $140,000        $ 100,386            1,704           $  5,495
   and Chief Financial Officer
   of Park National Bank (9)

--------------------

     (1)  All bonuses reported were earned under Park's incentive bonus plan.

     (2) These numbers represent ISOs granted under the 1995 Plan. See table under "GRANTS OF OPTIONS" for more detailed information on these ISOs.

     (3) "All Other Compensation" for 2002 for Messrs. McConnell, DeLawder, Bowers, Trautman and Kozak includes (a) the amounts of $5,559, $1,810, $1,845, $271 and $308, respectively, representing the amount of the premium deemed to have been paid on behalf of each executive officer under the split-dollar life insurance policy maintained on his behalf by Park National Bank, under which his beneficiary will receive proceeds of approximately two times the executive officer's highest annual total compensation during his employment with Park National Bank; (b) the amount of $5,500 representing the contribution to the Park ESOP on each of their behalf to match 2002 pre-tax elective deferral contributions (included under "Salary") made by each executive officer under the Park ESOP; and (c) the amounts of $3,138, $1,098, $1,645, $0 and $50, respectively, representing the amount of the premium deemed to have been paid on behalf of each executive officer who participates in the SERP under the life insurance contract which funds that executive officer's account under the SERP.

     (4) In connection with the merger of Security into Park, effective March 23, 2001, Mr. Egger became Vice Chairman of the Board of Park. He was not an executive officer of Park prior to that date.

     (5) "All Other Compensation" for 2002 for Mr. Egger includes (a) the amount of $3,402 representing the amount of premium deemed to have been paid on his behalf under the split-dollar life insurance policy maintained on his behalf by Security National Bank, under which his beneficiary will receive proceeds of approximately three and one-half times his total compensation from Security National Bank for the most recently completed calendar year; and (b) the amount of $5,500 representing the contribution to the Park ESOP on his behalf to match 2002 pre-tax elective deferral contributions (included under "Salary") made by Mr. Egger to the Park ESOP.

     (6) Following the merger of Security into Park, the determination was made to equalize the treatment of the salary and bonus payable to the officers of the former subsidiaries of Security - Security National Bank (both the Security National Division and the Unity National Division) and Citizens National Bank - with the treatment of the salary and bonus payable to the officers of the other subsidiaries of Park, with a greater percentage of the total cash compensation of each officer of a former Security subsidiary to be "at risk" in the form of a bonus opportunity under the Park incentive bonus plan and a lesser amount payable in the form of base salary. As a result, Mr. Egger participated in the Park incentive bonus plan and was paid a bonus thereunder in 2002 in respect of Park's 2001 fiscal year of $249,620, but his salary for 2002 was commensurately reduced from $403,000 to $202,500. Mr. Egger had received no bonus from Security for the 2001 fiscal year. Park believes that the number shown in the table for Mr. Egger's bonus for 2001 more accurately reflects Mr. Egger's compensation for 2001 in that $200,000 of the bonus paid for the 2001 fiscal year served to offset the reduction in his base salary for 2002 as a result of the equalizing of treatment of all officers of Park and its subsidiaries.

     (7) Mr. Bowers retired as an executive officer of Park effective July 22, 2002, and as an executive officer of Park National Bank effective December 31, 2002.

     (8) Mr. Trautman was elected Secretary and became an executive officer of Park on July 22, 2002. He had been elected Executive Vice President of Park National Bank on February 1, 2002. From May 1997 until February 1, 2002, Mr. Trautman served as President and Chief Executive Officer of First-Knox National Bank.

     (9)  Mr. Kozak became an executive officer of Park on July 22, 2002.

GRANTS OF OPTIONS

     The following table summarizes information concerning individual grants of options made during the 2002 fiscal year to each of the individuals named in the Summary Compensation Table. Park has never granted stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                % of Total
                                                 Original
                                                Options or                                     Potential Realizable
                                               Total Reload                                      Value at Assumed
                               Number of       Options, as                                     Annual Rates of Share
                             Common Shares     Appropriate,                                     Price Appreciation
                              Underlying        Granted to      Exercise                       for Option Term (1)
                                Options        Employees in      Price        Expiration       ---------------------
     Name                     Granted (#)      Fiscal Year     ($/Share)         Date           5% ($)      10% ($)
     ----                    -------------      -----------    ---------      ----------       ----------------------

William T. McConnell              0                  --            --             --              --          --

C. Daniel DeLawder               45(2)(3)         0.19%        $ 97.90         5/10/07         $ 1,217      $ 2,689
                              1,085(3)(4)         0.77%        $ 92.15          6/6/07         $27,623      $61,040

Harry O. Egger                1,085(3)(4)         0.77%        $ 92.15          6/6/07         $27,623      $61,040

David C. Bowers                 394(3)(5)         1.66%        $ 90.55          2/8/07         $ 9,856      $21,780
                                310(3)(6)         1.30%        $100.02          5/7/07         $ 8,566      $18,929

David L. Trautman                26(3)(7)         0.11%        $ 98.50         4/26/07         $   707      $ 1,563
                              1,085(3)(4)         0.77%        $ 92.15          6/6/07         $27,623      $61,040

John W. Kozak                 1,085(3)(4)         0.77%        $ 92.15          6/6/07         $27,623      $61,040

-----------------

     (1) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options are held until their respective expiration dates. These dollar amounts are rounded down to the nearest whole dollar. These dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of Park's common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown if the price of Park's common shares appreciates.

     (2) This ISO was granted under the 1995 Plan as a reload option and was fully exercisable as of the grant date (May 10, 2002).

     (3) Upon the exercise of an ISO, the Executive Committee will automatically grant a new reload option covering the same number of common shares as were the subject of the exercise; however, an optionee (a) may not be granted reload options in any one year of the term of the original option as established on the grant date of the original option covering, with respect to all reload options granted in that one year, more than the number of common shares which were subject to the original option on the grant date of the original option; and (b) will be granted a reload option covering only that number of common shares which will allow the reload option and any other outstanding ISOs granted to the optionee under the 1995 Plan to qualify as ISOs under Section 422 of the Internal Revenue Code. If an ISO is exercised on or after the optionee's termination of employment, no reload options will be granted in connection with the exercise. If an optionee's employment is terminated due to his retirement, his ISO may thereafter be exercised in full for a period of three months, subject to the stated term of the ISOs. If an optionee's employment terminates due to his death or long-term disability, his ISOs may thereafter be exercised in full for a period of one year, subject to the stated term of the ISOs. If an optionee's employment is terminated for any other reason, his ISOs are forfeited. The ISOs become fully vested upon the occurrence of a "change in control" as defined in the 1995 Plan.

     (4) These ISOs were granted under the 1995 Plan as original options on June 6, 2002, and became exercisable as follows: (a) for Mr. DeLawder, as to all 1,085 common shares on January 1, 2003; (b) for Mr. Egger, as to 408 common shares on June 6, 2002 and as to 677 common shares on January 1, 2003; (c) for Mr. Trautman, as to all 1,085 common shares on January 1, 2003; and (d) for Mr. Kozak, as to 598 common shares on June 6, 2002 and as to 487 common shares on January 1, 2003.

     (5) This ISO was granted under the 1995 Plan as a reload option and was fully exercisable as of the grant date (February 8, 2002).

     (6) This ISO was granted under the 1995 Plan as a reload option and was fully exercisable as of the grant date (May 7, 2002).

     (7) This ISO was granted under the 1995 Plan as a reload option and was fully exercisable as of the grant date (April 26, 2002).

OPTION EXERCISES AND HOLDINGS

     The following table summarizes information concerning options exercised during, and unexercised options held as of, the end of the 2002 fiscal year by each of the individuals named in the Summary Compensation Table. Dollar amounts have been rounded down to the nearest whole dollar.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                    Number of Securities            Value of Unexercised
                                                                   Underlying Unexercised               In-the-Money
                               Number of                                 Options at                   Options at Fiscal
                               Securities                            Fiscal Year-End (#)                Year-End($)(1)
                               Underlying           Value        ---------------------------     ---------------------------
Name                       Options Exercised    Realized ($)     Exercisable   Unexercisable     Exercisable   Unexercisable
----                       -----------------    ------------     -----------   -------------     -----------   -------------
William T. McConnell                  0              --                0             0                 --             --
C. Daniel DeLawder                1,732          $  71,618         6,017(2)          0            $ 58,288(2)         --
Harry O. Egger                    3,982          $ 153,506         3,440(3)          0            $ 14,476            --
David C. Bowers                   1,706          $  73,383         4,198(2)          0            $ 42,030(2)         --
David L. Trautman                 1,732          $  72,657         6,518(2)          0            $ 53,876(2)         --
John W. Kozak                         0              --            6,062(2)          0            $ 55,967(2)         --

---------------

     (1) "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based upon the fair market value of the common shares on December 31, 2002, the last trading day of the 2002 fiscal year ($98.80), less the exercise price of in-the-money options at the end of the 2002 fiscal year; and has been rounded to the nearest whole dollar.

     (2) These numbers reflect ISOs granted under Park's 1995 Plan and have been adjusted to reflect the 5% share dividend distributed by Park on December 15, 1999.

     (3) Of this number, Mr. Egger holds ISOs covering 1,790 common shares which were granted under the 1995 Plan. He also holds ISOs covering an aggregate of 1,650 common shares and non-qualified stock options covering an aggregate of 572 common shares which represent options converted from options to purchase Security common shares in connection with the merger of Security into Park (the "Converted Options"). All of the Converted Options are fully vested. If Mr. Egger's employment is terminated due to his retirement, the Converted Options may be exercised for a period of 30 days, subject to their stated terms. If his employment is terminated due to his death or long-term disability, the Converted Options may be exercised for a period of one year, subject to their stated terms. If Mr. Egger's employment is terminated for any other reason, the Converted Options may be exercised for a period of seven days, subject to their stated terms.

PENSION PLANS; SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PENSION PLANS

     The following table shows the estimated annual pension benefits (rounded to the nearest $100) payable to a covered participant upon normal retirement in the October 1, 2002 plan year under the Park National Corporation Defined Benefit Pension Plan (the "Park pension plan"). Benefits from the Park pension plan are payable in monthly installments for the life of the participant with 120 monthly payments guaranteed. Normal retirement is the earlier of the attainment of age 70 1/2 or the attainment of age 65 and the completion of five years of credited service.

                               PENSION PLAN TABLE


                         Estimated Annual Pension Benefits (rounded to nearest $100)(1)
                                 Based on Years of Credited Service Indicated
                    -------------------------------------------------------------------------
  Annualized                              Years of Credited Service
Average Monthly    --------------------------------------------------------------------------
 Compensation        10           15           20            25          30        35 or more
---------------    -------      -------      -------      -------      -------     ----------

  $100,000         $11,600      $17,400      $23,200      $29,000      $33,200      $38,700
   125,000          14,500       21,800       29,000       36,300       42,800       49,900
   150,000          17,500       26,200       35,000       43,700       52,400       61,200
   175,000          20,700       31,000       41,400       51,700       62,100       72,400
   200,000          23,900       35,900       47,800       59,800       71,700       83,700
   and more

---------------

     (1) Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park pension plan, and the amount of plan benefits payable annually under such a plan. The Park pension plan is operated in compliance with these provisions.

     The "annualized average monthly compensation" shown above is the annual equivalent of an average of monthly rates of total compensation (salary and bonus, including elective deferral contributions). The benefits shown above are based on the sum of the highest five consecutive and complete annual total compensation during the ten years preceding retirement, divided by sixty. The benefits shown in the table will not be reduced by Social Security or other amounts received by a participant. A participant will be fully vested in his/her benefits under the Park pension plan upon the completion of five years of credited service.

     For the October 1, 2002 plan year, the 2002 monthly rate of total compensation used to determine benefits is limited to $16,666.67, which is the equivalent of an annual total compensation of $200,000. Total compensation in excess of this amount will not be taken into account for benefit calculation purposes. Similarly, years of credited service in excess of 35 years will not be taken into account for benefit calculation purposes.

     The Park pension plan covers employees of Park, Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division), Second National Bank, United Bank, Security National Bank (both the Security National Division and the Unity National Division), Citizens National Bank, Scope Leasing and Guardian Finance who have attained age 21 and completed one year of credited service.

     There are minimum benefits that have not been taken into account for the purposes of the table shown above. The employees of certain of Park's bank subsidiaries, including Mr. Egger as an employee of Security National Bank, participated in pension plans maintained for their benefit prior to the bank's being acquired by Park and the merger of the pension plan into the Park pension plan. Benefits provided by the Park pension plan cannot be less than the sum of the benefit provided under the merged pension plan and the benefit earned under the Park pension plan based on years of credited service since the date of merger of the two plans.

     The projected "annualized average monthly compensation" as of the October 1, 2002 anniversary of the Park pension plan was at least $200,000 for each of Messrs. McConnell, DeLawder, Egger, Bowers, Trautman and Kozak. Messrs. McConnell, DeLawder, Bowers, Trautman and Kozak had approximately 42, 31, 16, 19 and 22 years of credited service, respectively, under the Park pension plan as of October 1, 2002. Mr. Egger had 26 years of credited service when the pension plan which had been maintained by Security was merged into the Park pension plan on June 30, 2001. As contemplated by the Security Merger Agreement, Mr. Egger was credited with 26 years of service for purposes of eligibility and vesting (but not for benefit accrual purposes) under the Park pension plan and as of October 1, 2002, had 27 years of credited service for purposes of eligibility and vesting and one year of credited service for benefit accrual purposes.

SERP

     Park adopted the SERP in December 1996. The SERP currently benefits 29 officers of Park and its subsidiaries, including Messrs. McConnell, DeLawder, Bowers and Kozak. Mr. Egger does not participate in the SERP but is provided with supplemental retirement benefits under the terms of his employment agreement with Security National Bank. Mr. Trautman does not participate in the SERP. The SERP is a non-qualified benefit plan designed to restore benefits lost due to limitations under the Internal Revenue Code on the amount of compensation covered by and the benefits payable under a defined benefit plan. Park has purchased life insurance contracts to fund the SERP. The SERP is designed to provide a monthly retirement benefit of approximately $5,000, $10,500, $5,000 and $500 for Messrs. McConnell, DeLawder, Bowers and Kozak, respectively. These additional benefits are not guaranteed and are dependent upon the earnings from the related life insurance contracts compared to the average yield on three-month Treasury bills. The SERP also provides a life insurance benefit for officers of Park and its subsidiaries participating in the SERP who die before age 86.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Security National Bank has entered into an employment agreement with Harry
O. Egger with a term ending on March 23, 2004. Under the terms of the Security Merger Agreement, Park agreed to honor Mr. Egger's employment agreement. The employment agreement provides for the continuation of Mr. Egger's salary and benefits for the remaining term of the employment agreement if his employment is terminated by Security National Bank without cause or by reason of his disability. If Mr. Egger dies during his term of employment, his estate or other beneficiary will be entitled to receive his salary through the last day of the calendar month in which he died as well as a pro-rata annual incentive award for the fiscal year of his death. If Mr. Egger's employment is terminated by Security National Bank other than for cause, he will receive an annual supplemental retirement benefit payable for the remainder of his life. If Mr. Egger retires after reaching age 65 or his employment is terminated following a change in control of Security National Bank or Park, the annual benefit payable is $153,320. If Mr. Egger were to retire prior to age 65 and prior to any change in control, the annual benefit is a reduced amount based upon his age at the time of retirement. The employment agreement also provides for the payment of a lump sum severance benefit if Mr. Egger's employment is terminated other than for cause or by reason of his death or disability within twelve months following a change in control. The amount of the severance benefit would be three times Mr. Egger's annual salary as of the termination date. As of the date of this proxy statement, Mr. Egger's annual salary is $202,500. In addition, if Mr. Egger's employment is terminated within twelve months of a change in control, to the extent he is not vested in any retirement plan, he will become fully vested and payment from any qualified defined benefit retirement plan will be made as if he had thirty-six additional months of service and thirty-six additional months of age. In addition, Security National Bank maintains a split-dollar life insurance policy on behalf of Mr. Egger as described under "COMPENSATION OF DIRECTORS."

     Park National Bank maintains split-dollar life insurance policies on behalf of Messrs. McConnell, DeLawder, Bowers, Trautman and Kozak, in their respective capacities as executive officers. Park National Bank will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Each of Messrs. McConnell, DeLawder, Bowers, Trautman and Kozak has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately two times his highest annual total compensation during his employment with Park National Bank) is to be paid. Each policy remains in effect following the covered individual's retirement as long as specified conditions are satisfied.

                        TRANSACTIONS INVOLVING MANAGEMENT

     J. Gilbert Reese, a director of Park, is senior partner in the law firm of Reese, Pyle, Drake & Meyer, P.L.L., which rendered legal services to Park National Bank during the 2002 fiscal year and continues to do so.

     R. William Geyer, a director of Park, is a partner in the law firm of Kincaid, Taylor and Geyer, which rendered legal services to Century National Bank during the 2002 fiscal year and continues to do so. Kincaid, Taylor and Geyer received an aggregate of $287,351 in fees for the legal services rendered during the 2002 fiscal year.

     James J. Cullers, a director of Park, is of counsel to the law firm of Zelkowitz, Barry & Cullers, which rendered legal services to First-Knox National Bank during the 2002 fiscal year and continues to do so.

     During the 2002 fiscal year, directors and executive officers of Park, members of their immediate families and corporations or organizations with which they are affiliated had banking transactions with Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division), Second National Bank, United Bank, Security National Bank (both the Security National Division and the Unity National Division) and Citizens National Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons. These loans have been subject to and are presently subject to no more than a normal risk of uncollectibility and present no other unfavorable features. At December 31, 2002, the aggregate amount of loans to the fifteen individuals then serving as directors and executive officers of Park and their associates as a group was approximately $32,196,000. In addition, at December 31, 2002, loans to the individuals then serving as directors and executive officers of Park's subsidiaries, who were not also directors or executive officers of Park, totaled approximately $53,915,000. As of the date of this proxy statement, all of these loans were performing loans.

                                PERFORMANCE GRAPH

     The following line graph compares the monthly percentage change in the cumulative total shareholder return on the Park common shares with an index for the AMEX Stock Market (US Companies) comprised of all domestic common shares traded on AMEX and an index for Nasdaq Bank Stocks comprised of all depository institutions (SIC Code #6020-6029) and holding and other investment companies (SIC Code # 6710-6719) that are traded on The NASDAQ National Market and The NASDAQ SmallCap Market ("Nasdaq Bank Stocks"), for the five-year period from December 31, 1997 to December 31, 2002 (the last trading day for the 2002 fiscal year). The "Nasdaq Bank Stocks" index is comprised of stocks of banks and other depository institutions and their holding companies, a number of which Park considers to be within its peer group. The "AMEX Financial Stocks" index includes the stocks of banks, thrifts, finance companies and securities broker-dealers. Park believes that the Nasdaq Bank Stocks index is, therefore, the most appropriate industry index available to compare to the cumulative total return on the Park common shares. However, since the Park common shares are traded on AMEX, Park is using the AMEX Stock Market (US Companies) index as the broad equity market index for comparative purposes.

              COMPARISON OF FIVE - YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                           PARK NATIONAL CORPORATION



                  [GRAPH CHART FOR PARK NATIONAL CORPORATION]


                                                       LEGEND

Symbol    CRSP Total Return Index for               12/1997   12/1998   12/1999   12/2000   12/2001   12/2002
------    ----------------------------               -------   -------   -------   -------   -------   -------

_____     _ Park National Corporation                  100.0     119.5     119.9     115.3     123.2     135.5
-----     * AMEX Stock Market (US Companies)           100.0     107.3     141.6     131.4     122.3      99.9
.......    o Nasdaq Bank Stocks
            SIC 6020-6029,6710-6719 US & Foreign       100.0      99.4      95.5     108.9     118.0     120.6

NOTES:
     A.   The Lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B.   The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C.   If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set in $100.0 on 12/31/1997.

                             AUDIT COMMITTEE MATTERS

     In accordance with the SEC's regulations, the Audit Committee has issued the following report:

REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

GENERAL

     The Audit Committee consists of four directors and operates under the Audit Committee Charter adopted by the Board of Directors. In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Park. During the 2002 fiscal year, the Audit Committee met five times. In addition, the Chairman of the Audit Committee, on behalf of the Audit Committee, met quarterly with Park's senior financial management and Ernst & Young LLP, Park's independent auditors, and discussed Park's interim financial information prior to public release.

REVIEW AND DISCUSSION WITH INDEPENDENT AUDITORS

     In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young LLP a formal written statement describing all relationships between Ernst & Young LLP and Park that might bear on Ernst & Young LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, discussed with Ernst & Young LLP any relationships that may impact Ernst & Young LLP's objectivity and independence and satisfied itself as to Ernst & Young LLP's independence.

     The Audit Committee reviewed and discussed with management, the internal auditors and Ernst & Young LLP the quality and adequacy of Park's internal controls and procedures. In addition, the Audit Committee reviewed and discussed with Ernst & Young LLP all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, without management present, discussed and reviewed the results of Ernst & Young LLP's examination of Park's consolidated financial statements. The Audit Committee also discussed the results of Park's internal audits conducted throughout the year.

REVIEW AND DISCUSSION WITH MANAGEMENT

     Management has represented to the Audit Committee that Park's consolidated financial statements as of and for the year ended December 31, 2002, were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP. Management has the responsibility for the preparation of the consolidated financial statements and Ernst & Young LLP has the responsibility for performing an audit of Park's consolidated financial statements in accordance with generally accepted auditing standards and issuing their report thereon.

CONCLUSION

     Based on the Audit Committee's discussions with management and Ernst & Young LLP and its review of the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board approved) that Park's audited consolidated financial statements be included in Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 to be filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

         William R. Geyer (Chairman)                  Maureen Buchwald
         James J. Cullers (since April 15, 2002)      Howard E. LeFevre

FEES OF INDEPENDENT AUDITORS

AUDIT FEES

     Ernst & Young LLP has billed Park $143,000 for professional services rendered for the audit of Park's annual consolidated financial statements for the 2002 fiscal year and the reviews of the consolidated financial statements included in Park's Quarterly Reports on Form 10-Q filed during the 2002 fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP rendered no professional services to Park or its subsidiaries during the 2002 fiscal year in connection with the design or implementation of financial information systems.

ALL OTHER FEES

     Ernst & Young LLP has billed Park $76,450, in the aggregate, for services (other than those covered under the heading "-- Audit Fees") rendered during the 2002 fiscal year. These other fees include fees for services related to tax compliance and consulting, network security consulting, accounting services in connection with Park's filing of a registration statement and the audits of the Park pension plan and the Park ESOP.

     The Audit Committee has determined that the provision of the services covered under the heading " -- All Other Fees" was compatible with maintaining the independence of Ernst & Young LLP.

               NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of Park has selected Ernst & Young LLP to serve as independent auditors for the 2003 fiscal year. That firm has served as Park's independent auditors since July 1994. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Proposals by shareholders intended to be presented at the 2004 annual meeting of shareholders must be received by the Secretary of Park no later than November 14, 2003, to be eligible for inclusion in Park's proxy, notice of meeting and proxy statement relating to that meeting. Such proposals may be included in next year's proxy statement if they comply with applicable rules and regulations promulgated by the SEC.

     The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2004 annual meeting of shareholders and does not notify Park of the proposal by January 28, 2004, the management proxies of Park will be entitled to use their discretionary voting authority should the proposal then be raised, without any discussion of the matter in Park's proxy statement for that annual meeting.

     In each case, written notice must be given to Park's Secretary, whose name and address are:

                       David L. Trautman, Secretary
                       50 North Third Street
                       Post Office Box 3500
                       Newark, OH  43058-3500

     Shareholders desiring to nominate candidates for election as directors at the 2004 annual meeting must follow the procedures described in "ELECTION OF DIRECTORS -- NOMINATION PROCEDURE."

                           DELIVERY OF PROXY MATERIALS
                                 TO HOUSEHOLDS

     Only one copy of Park's proxy statement for the 2003 annual meeting of shareholders and Annual Report to Shareholders for the 2002 fiscal year is being delivered to multiple shareholders who share an address unless Park has received contrary instructions from one or more of the shareholders. A separate proxy card and a separate notice of the meeting of shareholders is being included for each account at the shared address.

     Registered shareholders who share an address and would like to receive a separate annual report to shareholders and/or a separate proxy statement for the 2003 annual meeting or in the future, or have questions regarding the householding process, may contact Park's transfer agent and registrar, First-Knox National Bank, by calling 1-800-837-5266, ext. 5208, or forwarding a written request addressed to First-Knox National Bank, Attention Debbie Daniels, P.O. Box 1270, Mount Vernon, Ohio 43050. Promptly upon request, additional copies of the Annual Report to Shareholders for the 2002 fiscal year and/or a separate proxy statement for the 2003 annual meeting will be sent. By contacting First-Knox National Bank, registered shareholders sharing an address can also request delivery of a single copy of annual reports to shareholders or proxy statements in the future if registered shareholders at the shared address are receiving multiple copies. Beneficial shareholders should contact their brokers or financial institutions for specific information on the householding process as it applies to those accounts.

                                  OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors knows of no matter that will be presented for action at the 2003 annual meeting of shareholders other than those discussed in this proxy statement. If any other matter requiring a vote of the shareholders properly comes before the annual meeting, the persons acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.

         It is important that your proxy card be completed and returned promptly. If you do not expect to attend the annual meeting in person, please fill in, sign and return the enclosed proxy card in the self-addressed envelope furnished herewith.


                                           By Order of the Board of Directors,


                                           /s/ David L. Trautman

                                           David L. Trautman, Secretary

March 14, 2003

[X] PLEASE MARK VOTES               REVOCABLE PROXY
    AS IN THIS EXAMPLE        PARK NATIONAL CORPORATION


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 2003
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of Park National Corporation, an Ohio corporation (the "Company"), hereby constitutes and appoints Howard E. LeFevre and John J. O'Neill, and each of them, the lawful agents and proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on April 21, 2003, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, at 2:00 p.m., local time, and any adjournment thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof, as follows:

Please be sure to sign and date this         DATE:
proxy card in the boxes below and to              ----------------------
the right:


                                                   WITHHOLD     FOR ALL
1.   TO ELECT AS DIRECTORS OF THE            FOR   AUTHORITY    EXCEPT
     COMPANY ALL OF THE NOMINEES LISTED      [ ]      [ ]         [ ]
     BELOW TO SERVE TERMS OF THREE YEARS
     EACH (EXCEPT AS MARKED TO THE
     CONTRARY).*

     JAMES J. CULLERS             WILLIAM T. MCCONNELL
     R. WILLIAM GEYER             WILLIAM A. PHILLIPS

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

THE UNDERSIGNED SHAREHOLDER(S) AUTHORIZE THE PROXIES TO VOTE, IN THEIR DISCRETION, ON SUCH OTHER BUSINESS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED ARE HEREBY REVOKED. Receipt is acknowledged of the accompanying Notice of Annual Meeting of Shareholders and a copy of the Proxy Statement for the April 21, 2003 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2002.

--------------------------------------------------------------------------------
SHAREHOLDER                          CO-HOLDER (IF ANY)
SIGN TO RIGHT                        SIGN TO RIGHT
--------------------------------------------------------------------------------

   Detach above card, sign, date and mail in postage-paid envelope provided.


                            PARK NATIONAL CORPORATION

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THE ABOVE PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THE ABOVE PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THE ABOVE PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

     Please sign exactly as your name appears hereon. If common shares are registered in two names, both shareholders should sign. When signing as Executor, Administrator, Trustee, Guardian, Attorney or Agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign that entity's name by authorized person. (Please note any change of address on this proxy card.)

--------------------------------------------------------------------------------
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PARK NATIONAL CORPORATION. PLEASE ACT PROMPTLY -- SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------